MEMORANDUM OF UNDERSTANDING:  EXTENSION OF EKLUTNA GENERATION STATION AGREEMENTS AND DELAY OF IMPLEMENTATION OF THE DISPATCH SERVICES AGREEMENT

Chugach Electric Association, Inc. (Chugach) and Matanuska Electric Association, Inc. (MEA) (herein the Parties) hereby agree to extend the Eklutna Generation Station Commissioning Dispatch Service and Test Power Agreement effective August 1, 2014 and the 2015 Interim Power Sales Agreement Between Matanuska Electric Association, Inc. and Chugach Electric Association, Inc. (Interim Power Sales Agreement) effective March 31, 2015, to April 30, 2015.

The Regulatory Commission of Alaska approved the Eklutna Generation Station Amended 2015 Dispatch Services Agreement for services effective March 31, 2015.  In recognition of the extensions agreed above, the Parties agree to delay the implementation of the Dispatch Agreement until May 1, 2015.

IN WITNESS WHEREOF, Chugach and MEA hereby agree to extend the Eklutna Generation Station Commissioning Dispatch Service and Test Power Agreement and the 2015 Interim Power Sales Agreement to April 30, 2015 and delay implementation of the Eklutna Generation Station Amended 2015 Dispatch Services Agreement until May 1, 2015.

This Agreement is a special contract under AS 42.05.361 and does not take effect without the prior approval of the Regulatory Commission of Alaska and is, at all times, subject to the revisions by the Commission.

CHUGACH ELECTRIC ASSOCIATION, INC.

By:  /s/ Bradley W. Evans

Name: Bradley W. Evans

Title: Chief Executive Officer

Date: March 31, 2015

MATANUSKA ELECTRIC ASSOCIATION, INC.

By: /s/ Gary Kuhn acting GM for E.J. Griffith

Name: Gary Kuhn PE

Title: Director of Engineering

Date: March 31, 2015